Exhibit 3.1

NINTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AURA BIOSCIENCES, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Aura Biosciences, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.    That the name of this corporation is Aura Biosciences, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on January 13, 2009 under the name Aura Biosciences, Inc., and that an Amended and Restated Certificate of Incorporation was filed on February 3, 2009, and further amended on July 14, 2009, and that a Second Amended and Restated Certificate of Incorporation was filed on May 10, 2011, and further amended on August 29, 2012, and that a Third Amended and Restated Certificate of Incorporation was filed on March 26, 2014, and further amended on June 19, 2014, and that a Fourth Amended and Restated Certificate of Incorporation was filed on February 23, 2015, and further amended on March 31, 2016, and that a Fifth Amended and Restated Certificate of Incorporation was filed on September 15, 2016, and further amended on October 19, 2017, and that a Sixth Amended and Restated Certificate of Incorporation was filed on December 20, 2017, and further amended on October 4, 2018, that a Seventh Amended and Restated Certificate of Incorporation was filed on March 29, 2019 and that an Eighth Amended and Restated Certificate of Incorporation was filed on June 25, 2020.

2.    That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Aura Biosciences, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in Wilmington, DE 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 367,512,342 shares of Class A Common Stock, $0.00001 par value per share (“Class A Common Stock”), (ii) 102,671,041 shares of Class B common stock, $0.00001 par value per share (“Class B Common Stock” and collectively with the Class A Common Stock, “Common Stock”) and (iii) 308,506,707 shares of Preferred Stock, $0.00001 par value per share (“Preferred Stock”).

Upon the acceptance of this Ninth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) for filing with the Secretary of State of the State of Delaware (the time of acceptance shall be referred to herein as the “Effective Time”), each share of Common Stock of the Corporation outstanding immediately prior to the Effective Time shall, without any further action by any stockholder, be reclassified as, and shall become, one share of Class A Common Stock. Any stock certificate that immediately prior to the Effective Time represented shares of the Corporation’s Common Stock shall, from and after the Effective Time, be deemed to represent the same number of shares of Class A Common Stock, without the need for surrender or exchange thereof.

Of the shares of Preferred Stock authorized, 1,701,141 shares shall be designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), 3,298,732 shares shall be designated as Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”), 4,325,021 shares shall be designated as Series A-2 Convertible Preferred Stock (“Series A-2 Preferred Stock” and, with the Series A Preferred Stock and Series A-1 Preferred Stock, collectively the “Junior Preferred Stock”), 22,705,646 shares shall be designated as Series B Convertible Preferred Stock (“Series B Preferred Stock”), 58,109,711 shares shall be designated as Series C-1 Convertible Preferred Stock (“Series C-1 Preferred Stock”) and 33,218,192 shares shall be designated as Series C-2 Convertible Preferred Stock (“Series C-2 Preferred Stock”, and with the Series C-1 Preferred Stock, collectively the “Series C Preferred Stock”), 57,878,742 shares shall be designated as Series D-1 Convertible Preferred Stock (“Series D-1 Preferred Stock”), 24,598,481 shares shall be designated as Series D-2 Convertible Preferred Stock (“Series D-2 Preferred Stock,” with the Series D-1 Preferred Stock, collectively the “Series D Preferred Stock”) and 102,671,041 shares shall be designated as Series E Convertible Preferred Stock (“Series E Preferred Stock” together with the Series D Preferred Stock, Series C Preferred Stock and the Series B Preferred Stock, collectively the “Senior Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.    COMMON STOCK

1.    General. The voting, dividend and liquidation rights of the holders of the Class A Common Stock and Class B Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.    Voting. The holders of the Class A Common Stock are entitled to one vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of

Class A Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. Except as otherwise required by law, holders of Class B Common Stock shall not be entitled to vote on any matter on which the holders of Class A Common Stock or Preferred Stock shall be entitled to vote, and shares of Class B Common Stock shall not be included in determining the number of shares of Common Stock voting or entitled to vote on any such matters. The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) or the number of shares thereof reserved for issuance pursuant to Section 1.5 of the Purchase Agreement by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3.    Equal Status. Except as expressly set forth in this Article Fourth with respect to voting rights and the conversion rights set forth in Article Fourth, Part D, Section 1, the Class B Common Stock shall have the same rights and powers of, rank equally to, share ratably with, and be identical in all respects and as to all matters to, the Class A Common Stock. If the Corporation in any manner subdivides or combines the shares of Class A Common Stock, then the shares of Class B Common Stock will be subdivided or combined in the same proportion and manner, and if the Corporation in any manner subdivides or combines the shares of Class B Common Stock, then the shares of Class A Common Stock will be subdivided or combined in the same proportion and manner.

B.    PREFERRED STOCK

1.    Issuance and Reissuance

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers, and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein.

C.    SERIES A PREFERRED STOCK, SERIES A-1 PREFERRED STOCK, SERIES A-2 PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES C-1 PREFERRED STOCK, SERIES C-2 PREFERRED STOCK, SERIES D-1 PREFERRED STOCK, SERIES D-2 PREFERRED STOCK AND SERIES E PREFERRED STOCK

Shares of Preferred Stock have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.

1.    Dividends.

1.1    From and after the date of the issuance of any shares of Series E Preferred Stock, dividends at the rate of seven percent (7%) per annum of the Series E Original Issue Price (as defined below) shall accrue on such shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock (the “Series E Accruing Dividends”). Series E Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative, but not compounding; provided, however, that except as set forth below and in Section 2, such Series E Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series E Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series E Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series E Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series E Accruing Dividends then accrued on such share of Series E Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series E Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series E Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series E Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the applicable Series E Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series E Preferred Stock pursuant to this Subsection 1.1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series E Preferred Stock dividend. The “Series E Original Issue Price” shall mean $0.7839 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock.

1.2    From and after (x) the original date of issuance pursuant to the Series D Purchase Agreement with respect to any shares of Series D-1 Preferred Stock, dividends at the rate of seven percent (7%) per annum of the Series D-1 Original Issue Price (as defined below) shall accrue on such shares of Series D-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-1 Preferred Stock (the “Series D-1 Accruing Dividends”) and (y) the date of issuance of any shares of Series D-2 Preferred Stock, dividends at the rate of seven percent (7%) per annum of the Series D-2 Original Issue Price (as defined below) shall accrue on such shares of Series D-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-2 Preferred Stock (the “Series D-2 Accruing Dividends” and together with the Series D-1 Accruing Dividends, the “Series D Accruing Dividends”). Series D Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative, but not compounding; provided, however, that except as set forth below and in Section 2, such Series D Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series D Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock or the Series E Accruing Dividends)) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series D Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series D Accruing Dividends then accrued on such share of Series D Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series D Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the applicable Series D Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series D Preferred Stock pursuant to this Subsection 1.2 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series D Preferred Stock dividend. The “Series D-1 Original Issue Price” shall mean $0.6911 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-1 Preferred Stock. The “Series D-2 Original Issue Price” shall mean $0.6911 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-2 Preferred Stock. The Series D-1 Original Issue Price and Series D-2 Original Issue Price shall be referred to in the aggregate as the “Series D Original Issue Price”.

1.3    From and after the date of the issuance of any shares of Series C Preferred Stock, dividends at the rate of seven percent (7%) per annum of (y) the Series C-1 Original Issue Price (as defined below) shall accrue on such shares of Series C-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock (the “Series C-1 Accruing Dividends”) and (z) the Series C-2 Original Issue Price (as defined below) shall accrue on such shares of Series C-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-2 Preferred Stock (the “Series C-2 Accruing Dividends” and together with the Series C-1

Accruing Dividends, the “Series C Accruing Dividends”). Series C Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative, but not compounding; provided, however, that except as set forth below and in Section 2, such Series C Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series C Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock, the Series D Accruing Dividends or the Series E Accruing Dividends) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series C Accruing Dividends then accrued on such share of Series C Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series C Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series C-1 Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series C Preferred Stock pursuant to this Subsection 1.3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series C Preferred Stock dividend. The “Series C-1 Original Issue Price” shall mean $0.5213 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock. The “Series C-2 Original Issue Price” shall mean $0.36491 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-2 Preferred Stock.

1.4    From and after the date of the issuance of any shares of Series B Preferred Stock, dividends at the rate per annum of $0.0869645 per share shall accrue on such shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the “Series B Accruing Dividends”). Series B Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative, but not compounding; provided, however, that except as set forth below and in Section 2, such Series B Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series B Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common

Stock, the Series C Accruing Dividends, the Series D Accruing Dividends or the Series E Accruing Dividends) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series B Accruing Dividends then accrued on such share of Series B Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series B Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Subsection 1.4 shall be calculated based upon the dividend on class or series of capital stock that would result in the highest Series B Preferred Stock dividend. The “Series B Original Issue Price” shall mean $1.24235 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

1.5    The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock or as provided in Subsections 1.1, 1.2, 1.3 1.4 or Section 2) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Junior Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of each series of Junior Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of a series of Junior Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of that series of Junior Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of a series of Junior Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to, in the case of Series A Preferred Stock, the Series A Original Issue Price (as defined below) or, in the case of Series A-1 Preferred Stock, the Series A-1 Original Issue Price (as defined below) or, in the case of Series A-2 Preferred Stock, the Series

A-2 Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Junior Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on class or series of capital stock that would result in the highest Junior Preferred Stock dividend. The “Series A Original Issue Price” shall mean $2.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A-1 Original Issue Price” shall mean $2.4847 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock. The “Series A-2 Original Issue Price” shall mean $1.24235 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock.

2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1    Series E Liquidation Preference. In the event of any Deemed Liquidation Event (as defined below), either voluntary or involuntary, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of the proceeds of such Deemed Liquidation Event (the “Proceeds”) to the holders of all Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Junior Preferred Stock and Common Stock by reason of their ownership thereof an amount per share equal to the sum of the Series E Original Issue Price plus the Series E Accruing Dividend, plus any other declared but unpaid dividends on such share (the “Series E Liquidation Preference”). If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Series E Liquidation Preference, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Subsection 2.1.

2.2    Series D Liquidation Preference. Upon the completion of the distribution required by Subsection 2.1 above, in the event of any Deemed Liquidation Event (as defined below), either voluntary or involuntary, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of Proceeds to the holders of all Series C Preferred Stock, Series B Preferred Stock, Junior Preferred Stock and Common Stock by reason of their ownership thereof an amount per share equal to the sum of (1) in the case of the Series D-1 Preferred Stock, the Series D-1 Original Issue Price plus the Series D-1 Accruing Dividend, plus any other declared but unpaid dividends on such share (the “Series D-1 Liquidation Preference”), and (2) in the case of the Series D-2 Preferred Stock, the Series D-2 Original Issue Price plus the Series D-2 Accruing Dividend, plus any other declared but unpaid dividends on such share (the “Series D-2 Liquidation Preference”). If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Series D Liquidation Preference, then the entire Proceeds legally available for distribution to the holders of shares of Series D Preferred Stock shall be distributed ratably among the holders of the Series D Preferred

Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Subsection 2.2. For the avoidance of doubt, the Series D-1 Liquidation Preference and the Series D-2 Liquidation Preference shall be paid to the holders of the Series D Preferred Stock pari passu and shall be referred to in the aggregate as the “Series D Liquidation Preference”.

2.3    Series C Liquidation Preference. Upon the completion of the distribution required by Subsection 2.1 and 2.2 above, in the event of any Deemed Liquidation Event (as defined below), either voluntary or involuntary, the holders of shares of Series C-1 Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of the Proceeds thereof to the holders of all Series B Preferred Stock, Junior Preferred Stock and Common Stock by reason of their ownership thereof an amount per share equal to the sum of the Series C-1 Original Issue Price (as defined above) plus the Series C-1 Accruing Dividend, plus any other accrued or declared but unpaid dividends on such share (the “Series C-1 Liquidation Preference”), and the holders of shares of Series C-2 Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of the Proceeds thereof to the holders of all Series B Preferred Stock, Junior Preferred Stock and Common Stock by reason of their ownership thereof an amount per share equal to the sum of the Series C-2 Original Issue Price (as defined below) plus the Series C-2 Accruing Dividend, plus any other accrued or declared but unpaid dividends on such share (the “Series C-2 Liquidation Preference”). If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Series C-1 Liquidation Preference and Series C-2 Liquidation Preference, then the entire Proceeds legally available for distribution to the holders of Series C Preferred Stock shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Subsection 2.3. For the avoidance of doubt, the Series C-1 Liquidation Preference and the Series C-2 Liquidation Preference shall be paid to the holders of the Series C Preferred Stock pari passu and shall be referred to in the aggregate as the “Series C Liquidation Preference”.

2.4    Series B Liquidation Preference. Upon the completion of the distributions required by Subsections 2.1, 2.2 and 2.3 above, in the event of any Deemed Liquidation Event, either voluntary or involuntary, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of the Proceeds thereof to the holders of all Junior Preferred Stock and Common Stock by reason of their ownership thereof an amount per share equal to the sum of the Series B Original Issue Price (as defined above) plus the Series B Accruing Dividends, plus any other accrued or declared but unpaid dividends on such share (the “Series B Liquidation Preference”). If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Series B Liquidation Preference, then the entire Proceeds legally available for distribution to the holders of Series B Preferred Stock shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Subsection 2.4.

2.5    Junior Preferred Stock Liquidation Preference. Upon the completion of the distributions required by Subsections 2.1, 2.2, 2.3 and 2.4 above, in the event of any Deemed Liquidation Event, either voluntary or involuntary, the holders of shares of Junior Preferred Stock shall be entitled to receive on a pari passu basis, prior and in preference to any distribution of the Proceeds to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the following: (i) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive an amount per share equal to the greater of (A) the Series A Original Issue Price, plus any dividends declared but unpaid thereon, or (B) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Preference”); (ii) the holders of shares of Series A-1 Preferred Stock then outstanding shall be entitled to receive an amount per share equal to the greater of (A) the Series A-1 Original Issue Price, plus any dividends declared but unpaid thereon, or (B) such amount per share as would have been payable had all shares of Series A-1 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A-1 Liquidation Preference”); and (iii) the holders of shares of Series A-2 Preferred Stock then outstanding shall be entitled to receive an amount per share equal to the greater of (A) the Series A-2 Original Issue Price, plus any dividends declared but unpaid thereon, or (B) such amount per share as would have been payable had all shares of Series A-2 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A-2 Liquidation Preference”). If upon any Deemed Liquidation Event, the Proceeds shall be insufficient to pay the holders of shares of Junior Preferred Stock the full amount to which they shall be entitled under this Subsection 2.5, the holders of shares of such Junior Preferred Stock shall share ratably in the distribution of the Proceeds remaining after completion of the distributions required by Subsections 2.1, 2.2, 2.3 and 2.4 in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Subsection 2.5.

2.6    Distribution Waterfall After Liquidation Preferences. Upon the completion of the distributions required by Subsections 2.1, 2.2, 2.3, 2.4 and 2.5 above, in the event of any Deemed Liquidation Event, either voluntary or involuntary, all of the remaining Proceeds available for distribution to stockholders (“Remaining Proceeds”) shall be distributed among the holders of the shares of Senior Preferred Stock and Common Stock, pro rata based on the number of shares of Common Stock that each such holder would hold if all shares of Senior Preferred Stock had been converted to Common Stock pursuant to the terms of this Certificate of Incorporation immediately prior to such Deemed Liquidation Event.

2.7    Deemed Liquidation Events.

2.7.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless holders of at least sixty percent (60%) of the outstanding Senior Preferred Stock, voting together as a single class (as determined on an as-converted to Common Stock basis) (the “Required Preferred Holders”) and, if the proceeds per share distributed to the holders of Series E Preferred Stock would be less than the Series E Original Issue Price, the holders of a majority of the outstanding shares of Series E Preferred Stock (the “Required Series E Holders”), elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event:

(a)    liquidation, dissolution or a winding up of the Corporation;

(b)    a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(c)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.7.2    Effecting a Deemed Liquidation Event.

(a)    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.7.1(d)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6.

(b)    In the event of a Deemed Liquidation Event referred to in Subsection 2.7.1(b)(ii) or 2.7.1(c) if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (1) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the Required Preferred Holders so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation from such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the

Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day (“Redemption Date”) after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the amount that such holders would have received if the Available Proceeds were distributed to such holders in connection with the Deemed Liquidation Event pursuant to Subsections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 above. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence where the Available Proceeds are less than the aggregate Series E Liquidation Preference plus the aggregate Series D Liquidation Preference, plus the aggregate Series C Liquidation Preference, plus the aggregate Series B Liquidation Preference, plus the aggregate Series A Liquidation Preference, plus the aggregate Series A-1 Liquidation Preference, plus the aggregate Series A-2 Liquidation Preference, the Corporation shall redeem the Preferred Stock as follows in the following order: (i) if the Available Proceeds equal or exceed the Series E Liquidation Preference, multiplied by the then-outstanding number of shares of Series E Preferred Stock, then (v) first, all of the Series E Preferred Stock shall be redeemed at a price per share equal to the Series E Liquidation Preference; (w) second, all of the Series D Preferred Stock shall be redeemed, in the case of a share of Series D-1 Preferred Stock, at a price per share equal to the Series D-1 Liquidation Preference; and in the case of a share of Series D-2 Preferred Stock, at a price per share equal to the Series D-2 Liquidation Preference; (x) third, all of the Series C Preferred Stock shall be redeemed, in the case of a share of Series C-1 Preferred Stock, at a price per share equal to the Series C-1 Liquidation Preference; and in the case of a share of Series C-2 Preferred Stock, at a price per share equal to the Series C-2 Liquidation Preference, (y) fourth, all of the Series B Preferred Stock shall be redeemed at a price per share equal to the Series B Liquidation Preference, and (z) fifth, the remaining Available Proceeds shall be used to redeem a pro rata portion of the then-outstanding Junior Preferred Stock from all holders of Junior Preferred Stock, in the case of a share of Series A Preferred Stock, at a price per share equal to the Series A Liquidation Preference; in the case of a share of Series A-1 Preferred Stock, at a price per share equal to the Series A-1 Liquidation Preference; and, in the case of a share of Series A-2 Preferred Stock, at a price per share equal to the Series A-2 Liquidation Preference and (ii) if the Available Proceeds are less than or equal to the Series E Liquidation Preference, multiplied by the then-outstanding number of shares of Series E Preferred Stock, then the Available Proceeds shall all be used to redeem a pro rata portion of the Series E Preferred Stock from all of the holders of Series E Preferred Stock, at a price per share equal to the Series E Liquidation Preference. For the avoidance of doubt, the intent of the foregoing sentence is to redeem only a portion of the Preferred Stock at the full preferential amount per share that the holders of such redeemed Preferred Stock are entitled to receive under Sections 2.1, 2.2, 2.3, 2.4 and 2.5 above and, after such redemption, certain shares of Preferred Stock will remain outstanding to the extent of the shortfall in Available Proceeds, but the Corporation shall redeem all remaining shares of Preferred Stock in accordance with this Subsection 2.7.2(b) as soon after the Corporation has funds legally available therefor as it may lawfully do so under Delaware law. Prior to the distribution or redemption provided for in this Subsection 2.7.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

(c)    In the event that the Corporation is required to redeem the Preferred Stock pursuant to Subsection 2.7.2(b), the Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of

Preferred Stock not less than 40 days prior to the Redemption Date. Each Redemption Notice shall state: (i) the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice; (ii) the Redemption Date and the price per share of Preferred Stock to be paid by the Corporation (the “Redemption Price”); (iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

(d)    On or before the Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.

(e)    If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

(f)    Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

(g)    To the extent that (i) the consideration payable to the stockholders of the Corporation in a SPAC Transaction (as defined in the Purchase Agreement) or Deemed Liquidation Event includes shares of a class of voting capital stock of the acquirer in a SPAC Transaction or Deemed Liquidation Event or any successor or parent corporation that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) at the time of the consummation of such SPAC Transaction or Deemed Liquidation Event, there is one or more Electing Investor (as defined in the Purchase Agreement), then, as a condition to the effectiveness of such SPAC Transaction or Deemed Liquidation Event, the Merger Agreement (or such other agreement to effect such SPAC Transaction or Deemed Liquidation Event) shall provide that the consideration payable to the Electing Investor shall be subject to, and comply with, the Limitation (as defined in the Purchase Agreement), mutatis mutandis, such that no Electing Investor would, after consummation, become in the aggregate, directly or indirectly, the beneficial owner(s) of more than the Limitation of such class of voting stock of such acquirer, SPAC, successor or parent corporation, with the balance of any shares to be issued in non-voting stock that is economically equivalent to, and convertible into, voting stock of such acquirer, SPAC, successor or parent corporation on a share-for-share basis, with appropriate conversion limitations. The term “beneficial owner” (and its correlates “beneficially own” and “beneficial ownership”) shall have the meaning given such terms in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

2.7.3    Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.7.4    Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.7.1(d)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.7.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3.    Voting.

3.1    General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Class A Common Stock as a single class and on an as-converted to Class A Common Stock basis.

3.2    Election of Directors.

3.2.1    Board Composition. The size of the Board shall be set and remain at no more than seven (7) directors (or such higher number as may be approved with the written consent of the Required Preferred Holders):

(a)    as long as any shares of Series E Preferred Stock are outstanding, the holders of record of shares of Series E Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) person (the “Series E Director”);

(b)    as long as any shares of Series D Preferred Stock are outstanding, the holders of record of shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) person (the “Series D Director”);

(c)    as long as any shares of Series C Preferred Stock are outstanding, the holders of record of shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) person (the “Series C Director” and together with the Series D Director and the Series E Director, the “Preferred Directors”);

(d)    the holders of record of shares of Class A Common Stock, voting together as a separate class, shall be entitled to elect one (1) person (the “CEO Director”).

The holders of record of the shares of Class A Common Stock and of any other class or series of voting stock (including the Preferred Stock but excluding the Class B Common Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation.

3.2.2    Quorum. At any meeting held for the purposes of electing a Series E Director, the presence in person or by proxy of stockholders holding a majority of the Series E Preferred Stock shall constitute a quorum for the purpose of electing such director. At any meeting held for the purposes of electing a Series D Director, the presence in person or by proxy of stockholders holding a majority of the Series D Preferred Stock shall constitute a quorum for the purpose of electing such director. At any meeting held for the purposes of electing a Series C Director, the presence in person or by proxy of stockholders holding a majority of the Series C Preferred Stock shall constitute a quorum for the purpose of electing such directors. At any meeting held for the purposes of electing a CEO Director, the presence in person or by proxy of stockholders holding a majority of the Class A Common Stock shall constitute a quorum for the purpose of electing such director. At any meeting held for the purposes of electing a director other than the Series E Director, Series D Director, a Series C Director or a CEO Director, the presence in person or by proxy of the holders of (i) a majority of the outstanding shares of Class A Common Stock and the Preferred Stock, voting together as a single class, and (ii) the Required Preferred Holders shall constitute a quorum for the purpose of electing directors.

3.3    Series E Preferred Stock Protective Provisions. At any time when originally issued shares of Series E Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following, or permit or cause any of its subsidiaries to do any of the following, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Required Series E Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class:

3.3.1    amend, alter, or change the rights, preferences or privileges of the Series E Preferred Stock so as to affect the Series E Preferred Stock adversely;

3.3.2     increase or decrease the authorized number of shares of the Series E Preferred Stock;

3.3.3    amend, waive or modify the Series E Original Issue Price, the Series E Conversion Price (including any anti-dilution rights with respect thereto) or the Series E Liquidation Preference; or

3.3.4    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation prior to the Series E Preferred Stock other than (i) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the fair market value and original purchase price, or (ii) purchases of stock from stockholders of the Corporation in connection with the Corporation’s exercise of its right of first refusal or similar right.

3.4    Series D Preferred Stock Protective Provisions. At any time when originally issued shares of Series D Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of holders of at least seventy percent (70%) of the outstanding Series D Preferred Stock (as determined on an as-converted to Common Stock basis) (the “Required Series D Holders”), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class:

3.4.1    amend, alter or change the rights, preferences or privileges of the Series D Preferred Stock so as to affect the Series D Preferred Stock adversely;

3.4.2     increase or decrease the authorized number of shares of the Series D Preferred Stock;

3.4.3    convert the Series D Preferred Stock into Common Stock (unless all shares of Preferred Stock are converted into Common Stock); or

3.4.4    take any action resulting in the redemption of any shares of Series D Preferred Stock.

3.5    Senior Preferred Stock Protective Provisions. At any time when shares of Senior Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following, or permit or cause any subsidiary of the Corporation to do any of the following, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Required Preferred Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class:

3.5.1    liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger, consolidation, sale or license of all or part of the assets (including intellectual property rights) or shares of the Corporation (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation) or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.5.2    amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation, or permit any subsidiary to amend, alter or repeal any provision of its Certificate of Incorporation, Bylaws or other governing documents;

3.5.3    create, or authorize the creation of, any additional class or series of capital stock unless the same ranks junior to the Senior Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, and rights of redemption, or increase or decrease the authorized number of shares of the Common Stock, Junior Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock or Series E Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Senior Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, and rights of redemption;

3.5.4    reclassify, alter or amend any existing security of the Corporation or any of its subsidiaries;

3.5.5    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) dividends or other distributions to the holders of Preferred Stock in accordance with the terms of this Certificate of Incorporation, (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service, which repurchase has been approved in advance by the Board of Directors of the Corporation or (iii) purchases of stock from stockholders of the Corporation in connection with the Corporation’s exercise of its right of first refusal or similar right, which purchase has been approved in advance by the Board of Directors of the Corporation;

3.5.6    create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $250,000;

3.5.7    create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

3.5.8    create, or authorize the creation of or issuance of any additional equity securities by the Corporation or any of its subsidiaries, exclusive of option plans approved by the Board of Directors of the Corporation (and options and stock issued thereunder);

3.5.9    amend, alter or change the rights, preferences and privileges of the Series B Preferred Stock (which also requires the consent of holders of a majority of the Series B Preferred Stock), the Series C-1 Preferred Stock (which also requires the consent of holders of a majority of the Series C-1 Preferred Stock), or the Series C-2 Preferred Stock (which also requires the consent of holders of a majority of the Series C-2 Preferred Stock) so as to adversely affect the Series B Preferred Stock, Series C-1 Preferred Stock, or Series C-2 Preferred Stock, as the case may be;

3.5.10    increase or decrease the authorized number of directors comprising the Board or alter the mechanisms or procedures for designating or electing members of the Board, except as provided in Section 3.2;

3.5.11    change the current business of the Corporation, add a material new line of business of the Corporation or abandon a material existing line of the current business of the Corporation;

3.5.12    undertake any underwritten initial public offering other than a Qualified Public Offering (as defined below); or

3.5.13    increase the number of shares reserved for issuance to employees and consultants, whether or not pursuant to an equity incentive plan adopted by the Corporation.

4.    Optional Conversion.

4.1    Each holder of a share of Preferred Stock shall have the right to convert such Preferred Stock at its option as set forth in this Section 4 (the “Conversion Rights”).

4.2    Right to Convert.

4.2.1    Conversion Ratio. Unless otherwise specified herein, each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock and/or Class B Common Stock, as applicable, as is determined by dividing (i) in the case of Series A Preferred Stock, the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion, (ii) in the case of Series A-1 Preferred Stock, the Series A-1 Original Issue Price by the Series A-1 Conversion Price (as defined below) in effect at the time of conversion, (iii) in the case of Series A-2 Preferred Stock, the Series A-2 Original Issue Price by

the Series A-2 Conversion Price (as defined below) in effect at the time of conversion, (iv) in the case of Series B Preferred Stock, the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion, (v) in the case of Series C-1 Preferred Stock, the Series C-1 Original Issue Price by the Series C-1 Conversion Price (as defined below) in effect at the time of conversion, (vi) in the case of Series C-2 Preferred Stock, the Series C-2 Original Issue Price by the Series C-2 Conversion Price (as defined below) in effect at the time of conversion, (vii) in the case of Series D Preferred Stock, the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion and (viii) in the case of Series E Preferred Stock, the Series E Original Issue Price by the Series E Conversion Price (as defined below) in effect at the time of conversion; provided that a holder of Series E Preferred Stock may waive such holder’s option to convert upon written notice to the Corporation. The “Series A Conversion Price”, as of the Filing Date (as defined in Subsection 4.4 below), is equal to $1.8191. The “Series A-1 Conversion Price”, as of the Filing Date, is equal to $2.1898. The “Series A-2 Conversion Price”, as of the Filing Date, is equal to $1.24235. The “Series B Conversion Price”, as of the Filing Date, is equal to $1.24235. The “Series C-1 Conversion Price”, as of the Filing Date, is equal to $0.5213. The “Series C-2 Conversion Price”, as of the Filing Date, is equal to $0.36491. The “Series D-1 Conversion Price” and the “Series D-2 Conversion Price”, as of the Filing Date, in each case is equal to $0.6911. The “Series E Conversion Price”, as of the Filing Date, is equal to $0.7839 (and with the Series A Conversion Price, Series A-1 Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price, Series D-1 Conversion Price, Series D-2 Conversion Price, each a “Conversion Price” and collectively the “Conversion Prices”). Such Conversion Prices, and the rate at which shares of such Preferred Stock may be converted into shares of Class A Common Stock and/or Class B Common Stock, as applicable, shall be subject to adjustment as provided below.

4.2.2    Termination of Conversion Rights. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 2.7.2, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the Redemption Date. In the event of a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Sections 2.1 through 2.5 to holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

4.3    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.4    Mechanics of Conversion.

4.4.1    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.4.2    Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing any of the Conversion Prices below the then par value of the shares of Common Stock issuable upon conversion of the applicable series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid, and nonassessable shares of Common Stock at such adjusted Conversion Price.

4.4.3    Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.4.4    No Further Adjustment. Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.4.5    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.5    Adjustments to Conversion Prices for Diluting Issues.

4.5.1    Special Definitions. For purposes of this Article Fourth, the following definitions shall apply.

(a)    “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)    “Filing Date” shall mean the date on which this Ninth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)    “Purchase Agreement” shall mean that certain Series E Convertible Preferred Stock Purchase Agreement entered into on or about the Filing Date by and among the Corporation and the Investors therein.

(e)    “Investor” shall have the meaning ascribed to such term in the Purchase Agreement, unless otherwise defined herein.

(f)    “Required Series B Holders” shall mean holders of at least fifty-seven percent (57%) of the shares of the Series B Preferred Stock.

(g)    “Series D Purchase Agreement” shall mean the Series D Convertible Preferred Stock Purchase Agreement entered into on April 1, 2019 by and among the parties listed therein.

(h)    “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Filing Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock issuable upon conversion of Preferred Stock;

(ii)

shares issued in connection with the exercise of warrants to purchase shares of Series B Preferred Stock, the shares of Series B Preferred Stock issued prior to the Filing Date and shares of Common Stock issuable upon conversion of such Series B Preferred Stock;

(iii)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock in accordance with the terms of this Certificate of Incorporation;

(iv)

shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4 8;

(v)

shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation (including a majority of the Preferred Directors);

(vi)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(vii)

shares of Common Stock, Options or Convertible Securities issued to customers, banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation (including a majority of the Preferred Directors, which must include the Series E Preferred Director);

(viii)

shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement; provided that such issuances are approved by the Board of Directors of the Corporation (including a majority of the Preferred Directors, which must include the Series E Preferred Director); and

(ix)

shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation (including a majority of the Preferred Directors, which must include the Series E Preferred Director).

4.5.2    No Adjustment of Conversion Prices. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series A-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A-1 Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series A-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A-2 Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Required Series B Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the outstanding Series C-1 Preferred Stock (which majority must include either LV or Arix, as such terms are defined in that certain Amended and Restated Series C Convertible Stock Purchase Agreement by and among the Corporation and the Investors therein, dated as of December 20, 2017) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C-2 Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Required Series D Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series E Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Required Series E Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. Notwithstanding the foregoing, if there is an issuance or a deemed issuance of Additional Shares of Common Stock at a price per share less than the Series E Original Issue Price, then the Required Series E Holders can waive the adjustment for all, but not less than all, of the Conversion Prices.

4.5.3    Deemed Issue of Additional Shares of Common Stock.

(a)    If the Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, such Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing a Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.6) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Filing Date), are revised after the Filing Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4, such Conversion Price shall be readjusted to the Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to a Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to a Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.5.4    Adjustment of Senior Preferred Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time on or after the Filing Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Conversion Price applicable to any series of Senior Preferred Stock in effect immediately prior to such issue, then the applicable Conversion Price or Conversion Prices of such applicable series of Senior Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)    “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b)    “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)    “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)    “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)    “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.5.5    Adjustment of Series A, Series A-1 and Series A-2 Conversion Prices Upon Adjustment of Senior Preferred Conversion Price. In the event the Series B Conversion Price shall be reduced pursuant to Subsection 4.4.4, then the Series A Conversion Price, the Series A-1 Conversion Price and the Series A-2 Conversion Price shall be uniformly reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP4 = CP3 - (CP1 – CP2).

For purposes of the foregoing formula, CP1 and CP2 shall equal the amounts set forth in Subsection 4.4.4 as applicable to the Series B Preferred Stock. The following definitions shall apply:

(a)    “CP4” shall, for any series of Junior Preferred Stock, mean such applicable Conversion Price in effect immediately after the reduction of the Series B Conversion Price in connection with Subsection 4.4.4; and

(b)    “CP3” shall, for any series of Junior Preferred Stock, mean such applicable Conversion Price in effect immediately prior to the reduction of the Series B Conversion Price in connection with Subsection 4.4.4.

If any adjustment to the Series B Conversion Price pursuant to Subsection 4.4.4 is subsequently reversed (in whole or in part) pursuant to Subsection 4.4.3, then there shall be a corresponding adjustment pursuant to Subsection 4.4.3 to the Series A Conversion Price, the Series A-1 Conversion Price and the Series A-2 Conversion Price.

4.5.6    Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)    Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)

the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.5.7    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, such Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.6    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock, the Conversion Prices in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of each series of Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Filing Date combine the outstanding shares of Common Stock, the Conversion Prices in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of each series of Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.7    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Prices in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction:

(1)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Prices shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.9    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsection 4.4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.10    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price or Conversion Prices then in effect for that or those series of Preferred Stock then held by such holder, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preferred Stock.

4.11    Notice of Record Date. In the event:

(a)    the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the

Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice. Notwithstanding the foregoing, the provision of the notice required under this Section 4.10 may be waived in writing by the Required Preferred Holders.

4.12     Beneficial Ownership Limitations. Any capitalized but undefined term used in this Section 4.12 shall have the meaning ascribed to such term in the Purchase Agreement. Notwithstanding anything to the contrary herein, no Electing Investor shall be entitled to receive, and the Corporation shall not deliver to the Electing Investor, shares of Class A Common Stock upon conversion of the Series E Preferred Stock to the extent (but only to the extent) that, after such receipt, such converting Electing Investor would beneficially own shares of Class A Common Stock in excess of the Limitation (such shares above the Limitation, the “Excess Securities”), and in lieu of the Excess Securities, the Corporation shall deliver to the Electing Investor the number of shares of Class B Common Stock equal to the number of the Excess Securities in book-entry form. Any conversion notice provided by a converting Electing Investor under Section 4.3 shall constitute the converting Electing Investor’s acknowledgement and confirmation that (i) after the acquisition of the shares of Class A Common Stock sought in the conversion, such Electing Investor will not be in the aggregate, directly or indirectly, the beneficial owner of more shares of Class A Common Stock than permitted by the Limitation and (ii) any Excess Securities to which the Electing Holder would otherwise be entitled will be satisfied solely by the delivery of Class B Common Stock equal to the number of such Excess Securities. Any purported delivery of shares of Class A Common Stock upon conversion of Series E Preferred Stock shall be void ab initio and shall have no effect to the extent (but only to the extent) that such delivery would result in the converting Electing Investor becoming in the aggregate, directly or indirectly, the beneficial owner of more shares of Class A Common Stock than permitted by the Limitation, it being understood that the Corporation shall only deliver shares of Class B Common Stock to the Electing Investor on account of any Excess Securities. Within two (2) business days of any request by a holder of Series E Preferred Stock, the Corporation shall inform such holder in writing of the then current number of outstanding shares of Class A Common Stock and Class B Common Stock.

5.    Mandatory Conversion.

5.1    Trigger Events. Upon either (a) the date and time, or the occurrence of an event, specified by vote or written consent of, (i) in the case of the Preferred Stock that is not Series E Preferred Stock, the Required Preferred Holders and (ii) in the case of the Series E Preferred Stock, the Required Series E Holders or (b) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided that (1) the price per share of the Common Stock in such public offering is at least $1.17585 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and such offering results in at least $75,000,000 of gross proceeds to the Corporation and (2) the Common Stock is listed for trading on either the New York Stock Exchange or the Nasdaq Stock Market (a “Qualified Public Offering”) (the time of such closing of a Qualified Public Offering or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of the applicable series of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2    Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5.3    Beneficial Ownership Limitation. Notwithstanding anything to the contrary herein, in connection with any mandatory conversion pursuant to this Section 5, no Electing Investor shall be entitled to receive, and the Corporation shall not deliver to the Electing Investor, any Excess Securities, and in lieu of the Excess Securities, the Corporation shall deliver to the Electing Investor the number of shares of Class B Common Stock equal to the number of the Excess Securities in book-entry form. Any purported delivery of shares of Class A Common Stock upon conversion of Series E Preferred Stock shall be void ab initio and shall have no effect to the extent (but only to the extent) that, after such delivery, the converting Electing Investor would be in the aggregate, directly or indirectly, the beneficial owner of more shares of Class A Common Stock than permitted by the Limitation, it being understood that the Corporation shall only deliver shares of Class B Common Stock to the Electing Investor on account of any Excess Securities. Within two (2) business days of any request by a holder of Series B Preferred Stock, the Corporation shall inform such holder in writing of the then current number of outstanding shares of Class A Common Stock and Class B Common Stock.

6.    Waiver. Any provision in this Certificate of Incorporation (i) related to the limitations on the conversion of an Electing Holder’s Series E Preferred Stock into shares of Class A Common Stock and the issuance of Class B Common Stock in lieu thereof, (ii) related to the rights of an Electing Holder to convert shares of such Electing Holder’s Class B Common Stock into Class A Common Stock (including any limitation on any such conversion), or (iii) related to the limitations on the issuance to an Electing Holder of a class of voting capital stock of any successor or parent corporation that is subject to the periodic reporting requirements of Section 12 or 15(d) of the Exchange Act in connection with a Deemed Liquidation Event or SPAC Transaction and the issuance of such other corporation’s non-voting securities in lieu thereof, in each case in accordance with this Certificate of Incorporation, may be amended, modified or waived without the consent of (1) such Electing Holder for so long as such Electing Holder either owns Class B Common Stock or Series E Preferred Stock and (2) each other holder of Class B Common Stock.

7.    Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

D.    Conversion Rights of the Class B Common Stock.

1.    Conversion of Class B Common Stock. Subject to the terms of this Section 1, shares of Class B Common Stock shall be convertible into a corresponding number of Class A Common Stock upon written notice by the holder thereof. Any capitalized but undefined term used in this Section 1 shall have the meaning ascribed to such term in the Purchase Agreement.

1.1    Notwithstanding anything to the contrary herein (but subject to Section 1.2), no holder of Class B Common Stock shall be entitled to receive, and the Corporation shall not deliver to any such holder, any Class A Common Stock upon conversion of the Class B Common Stock to the extent (but only to the extent) that, after such receipt, such converting holder and its Affiliates (as defined in the Purchase Agreement) (together, the “Related Holders”) would beneficially own in the aggregate, directly or indirectly, shares of Class A Common Stock in excess of 9.9% of such shares outstanding at such time (the “Section 16 Limitation”). For avoidance of doubt, in the event that the Related Holders beneficially own in the aggregate, directly or indirectly, shares of Class A Common Stock in excess of the Section 16 Limitation without taking account the conversion of Class B Common Stock, then none of the Class B Common Stock shall be convertible until such time as the Related Holders no longer beneficially own in the aggregate, directly or indirectly, shares of Class A Common Stock in excess of the Section 16 Limitation. Any conversion notice provided by a converting holder under this Section 1 shall constitute the converting holder’s acknowledgement and confirmation to the Corporation that (i) the acquisition of the shares of Class A Common Stock sought in the conversion notice will not result in Related Holders becoming in the aggregate, directly or indirectly, the beneficial owner of more shares of Class A Common Stock than permitted by the Section 16 Limitation and (ii) any Class A Common Stock to which the Electing Holder would be entitled but for the Section 16 Limitation will remain Class B Common Stock. Any purported delivery of shares of Class A Common Stock upon conversion of Class B Common Stock shall be void ab initio and shall have no effect to the extent (but only to the extent) that such delivery would result in the Related Holders becoming in the aggregate, directly or indirectly, the beneficial owner of more shares of Class A Common Stock than permitted by the Section 16 Limitation. Before any holder shall be entitled to exchange any shares of such Class B Common Stock pursuant to this provision, such holder shall give written notice to the Corporation at its principal corporate office, of the election to exchange the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to the Electing Investor, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid (unless shares of Class A Common Stock are then maintained in book-entry form, in which event such number of shares of Class A Common Stock shall be issued in book-entry form). Such exchange shall be deemed to have been made immediately prior to the close of business on the date of such written notice, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such exchange shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is exchanged pursuant to this Section 1.1 shall be retired by the Corporation and shall not be available for reissuance. Within two (2) business days of any request by a holder of Class B Common Stock, the Corporation shall inform such holder in writing of the then current number of outstanding shares of Class A Common Stock and Class B Common Stock.

1.2    Any shares of Class B Common Stock shall be exchanged for a corresponding number of fully paid and nonassessable shares of Class A Common Stock promptly upon request following a Non-Affiliate Transfer. A “Non-Affiliate Transfer” shall mean a transfer of shares of Class B Common Stock to any person that is not an Affiliate of a holder of the Class B Common Stock immediately following the issuance thereof. The Corporation shall, upon the request of each such holder and a certification from such transferee holder of such holder’s non-affiliation with the original holder of such Class B Common Stock, issue and deliver to such holder new certificates (unless shares of Class A Common Stock are then maintained in book-entry form) representing such non-Affiliate holder’s shares of Class A Common Stock. Such exchange shall be deemed to have been made immediately prior to the close of business on the date of such request and certification, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such exchange shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is exchanged pursuant to this section shall be retired and canceled by the Corporation and shall not be available for reissuance.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Certificate of Incorporation, the affirmative vote of the Required Preferred Holders will be required to amend or repeal, or to adopt any provisions inconsistent with this Article Eleventh.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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3.    That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.    That this Ninth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General. Corporation Law.

THE NEXT PAGE IS THE SIGNATURE PAGE.

IN WITNESS WHEREOF, this Ninth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 17th day of March, 2021.

By:	/s/ Elisabet de los Pinos
Elisabet de los Pinos, Ph.D.
President and Chief Executive Officer